Exhibit 10.10

Private and Confidential

February 23, 2005

Broadwell Group Ltd.

c/o Overseas Management Company (B.V.I.) Limited

P.O. Box 3152, Road Town, Tortola

British Virgin Islands

Attn: Steven Deng

Dear Sirs

Memorandum of Understanding on Equity Joint Venture Agreement between Comtech Group, Inc. and Broadwell Group Ltd.

Comtech Group, Inc. (“Comtech”) is pleased to have entered an Equity Joint Venture Agreement (the “Agreement”) with Broadwell Group Ltd. (“Broadwell”) on January 17, 2005 to establish an enterprise in Hong Kong to serve as an independent distributor promoting IC’s and components into China market in start with distributing products made by Broadcom Corporation, a NASDAQ listed company, into China. This letter is to enhance our mutual understanding on the provisions and terms of the Agreement.

Under this memorandum, the following terms shall be clarified:

1.	The English name of the equity joint venture enterprise shall change from Comtech Broadband Inc, to Comtech Broadband Corporation Limited (“CBCL”);
2.	Comtech shall buy 55% of the total outstanding common shares of CBCL whereas Broadwell buy 45% of the total outstanding common shares of CBCL. CBCL shall become a subsidiary of Comtech;
3.	CBCL shall finance its business operations by itself and Comtech shall assist in negotiation of banking facilities. Comtech shall not have any commitment on providing operational funding and credit facilities to CBCL;
4.	All management personnel shall be subject to the appointment by the Board of Directors of CBCL and Comtech’s sales VP, Steven Deng, shall be the CEO of CBCL;
5.	Comtech shall not have any obligation to sell common shares to Broadwell in the event that CBCL gets listed on NASDAQ. Broadwell shall also not be necessary to purchase any common shares from Comtech;
6.	CBCL is a Hong Kong incorporated company and shall not have a fixed term of duration.

This memorandum constitutes our mutual agreement and understanding to the above terms.

If the above terms are acceptable and the services described are in accordance with your understanding, please sign the copy of this memorandum in the space provided and return it to us.

Yours truly

/s/ Jeffrey Kang

Chairman and CEO

Acknowledged and agreed to by

/s/ Steven Deng

Broadwell Group Limited

Date: 2/28/2005